(logo) LNR

           Partners, LLC

ANNUAL STATEMENT OF COMPLIANCE

OF

LNR PARTNERS, LLC

The undersigned, Job Warshaw, being the President of LNR Partners, LLC (the “Special Servicer”), as special servicer under the applicable Pooling and Servicing Agreement for the transactions listed on Schedule I hereto, hereby certifies, subject to any limitations listed on Schedule I hereto, as of the date hereof, on behalf of the Special Servicer, solely in his capacity as an authorized officer of the Special Servicer and not in his individual capacity, as follows:

1.             A review of the activities performed by the Special Servicer during the period commencing on January 1, 2018 and ending on December 31, 2018 (or any other shorter period set forth on Schedule I hereto) (the “'Reporting Period”), and of the Special Servicer’s performance under the Pooling and Servicing Agreement has been made under my supervision; and

2.             To the best of my knowledge, based on such review and using the applicable servicing criteria under Item 1122 of Regulation AB, the Special Servicer has fulfilled all of its obligations under the applicable Pooling and Servicing Agreement in all material respects throughout the Reporting Period.

LNR PARTNERS, LLC,

a Florida limited liability company

By: /s/ Job Warshaw

Job Warshaw

President

Dated: February 19, 2019

1601 Washington Avenue • Suite 700 • Miami Beach, Florida 33139-3164

Telephone: (305) 695-5600 • Fax: (305) 695-5601

Schedule I

MSBAM 2013-C9

Morgan Stanley Bank of America Merrill Lynch Trust 2013-C9, Commercial Mortgage Pass-Through Certificates, Series 2013-C9

Morgan Stanley Capital I Inc.

1585 Broadway

New York NY 10036

Stephen Holmes

Trimont Real Estate Advisors, LLC

3500 Lenox Road, Suite G1

Attention: Trust Advisor Services

Atlanta GA 30326

Group Mailbox

Trimont Real Estate Advisors, LLC

3500 Lenox Road, Suite G1

Attn: Trust Advisor Services

Atlanta GA 30326

J. Gregory Winchester

Wells Fargo Bank, N.A.

9062 Old Annapolis Road

ATTN: MSBAM 2013-C9

Columbia MD 21045 1951

Corporate Trust (CMBS) Bond Group